EXHIBIT 23.1
                                                                    ------------



                         CONSENT OF INDEPENDENT AUDITORS



We consent to the reference to our firm under the caption "Experts" and to the use of our report dated January 31, 2003, in the Registration Statement (Form S-4) and related Prospectus of Williams Scotsman, Inc for the registration of $150,000,000 Senior Notes due 2008.

We also consent to the incorporation by reference therein of our report dated January 31, 2003, with respect to the financial statement schedule of Williams Scotsman Inc, for the years ended December 31, 2002, 2001, and 2000 included in the Form 10-K for 2002 filed with the Securities and Exchange Commission.

                                                /s/ Ernst & Young LLP

Baltimore, Maryland
September 30, 2003